                                                                         EX-10.3

                                 Description of
                         Amendment to Annual Management
                                   Bonus Plan

         On June 17, 1999, the Human Resources Committee of the Board of Directors approved a new method for determining bonuses for Executive Officers under the Annual Management Bonus Plan. The bonus amounts as a percentage of salary above and below a specific financial target will be based on specific financial goals rather than using a bonus points method. Maximum and target bonus amounts as a percent of salary are not changed. Any bonus amounts for achieving below target will also be based on specific financial goals.